Exhibit 99.1

Mace Security International, Inc. Moves Trading of Stock to OTCQB Marketplace

HORSHAM, Pa.--(BUSINESS WIRE)--September 24, 2010--Mace Security International, Inc. ("Mace" or the “Company”) (NASDAQ Global:MACE) today announced that trading of shares of the Company’s common stock will be transferred from the NASDAQ Global Market to the OTCQB™ Marketplace effective Thursday, September 30, 2010. Investors in the Company will be able to trade the Company’s stock on the computerized OTCQB™ system. Mace’s symbol on the OTCQB™ will remain MACE. Operated by Pink OTC Markets, Inc., OTCQB™ designates securities of OTC traded companies that are registered and fully reporting with the Securities and Exchange Commission (the “SEC”) or that report to banking or insurance regulators. Commencing September 30, 2010, investors will be able to view real time stock quotes for MACE at http://www.otcmarkets.com and through most online broker websites.

On September 21, 2010, Mace Security International, Inc. received a staff determination letter (the “Determination Letter”) from NASDAQ (the “Exchange”) informing the Company that it had not regained compliance with the requirements for continued listing set forth in NASDAQ listing rule 5450(a)(1) (the “Listing Rule”) as a result of the Company not regaining compliance with a minimum $1.00 closing bid price. As previously disclosed in the Company’s current report on a Form 8-K filed on March 30, 2010 with the SEC, on March 22, 2010 the Company received a letter from the NASDAQ Listing Qualifications Department that the bid price of the Company’s common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with the Listing Rule. In accordance with listing rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until September 20, 2010, to regain compliance with the Listing Rule by having a closing bid price for a minimum of ten consecutive business days at $1.00 per share or higher. The Company was not able to regain compliance. The Determination Letter advised the Company that its securities will be removed from listing and registration on the Exchange on opening of business September 30, 2010, unless the Company appealed the Staff Determination within seven business days. The Company’s Board of Directors decided not to appeal the Staff Determination.

Dennis Raefield, the Company’s CEO and President, said: “Our Board of Directors elected not to appeal the NASDAQ decision, as the Board believes the OTCQB will provide an excellent trading platform for our stock. The only basis for an appeal of the NASDAQ staff determination was to effectuate a reverse stock split of the Company’s stock, which our Board of Directors believe is not in the best interest of our shareholders at this time. As an OTCQB traded company, we will continue to file periodic reports with the SEC and continue to provide our high standard of disclosure to our shareholders. We will also be maintaining our corporate governance procedures. The OTCQB will provide investors with a trading platform that will allow them to actively trade their stock.”

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties. A discussion of factors that could materially adversely affect the Company’s financial performance and cause actual results for future periods to differ materially from the statements expressed within this press release, are contained under the heading “Risk Factors” in Mace’s SEC filings, including its periodic reports on Form 10-K and Form 10-Q, and current reports on Form 8-K, which reports should be read in conjunction with this press release.

CONTACT:
Mace Security International, Inc.
Dennis Raefield, CEO
925-478-4524
dennis@mace.com